EXPRESS, INC. CONFIRMS FULL YEAR 2022 OUTLOOK IS WITHIN PRIOR OUTLOOK RANGE IN ADVANCE OF 2023 ICR CONFERENCE
On track to close deal with WHP Global in January 2023

Columbus, Ohio – January 9, 2023 – Fashion apparel retailer Express, Inc. (NYSE: EXPR), today provided an update on its full year 2022 outlook. The Company now expects the following:

•Comparable sales of around flat, consistent with prior outlook
•Diluted loss per share of $1.18 to $1.22, within the range of prior outlook, excluding impact of $260 million in proceeds from WHP partnership expected to close January 2023

The other elements of the full year 2022 outlook provided by the Company on December 8, 2022, remain unchanged. The updated outlook above does not reflect the expected benefits of the transaction or the strategic partnership with WHP Global (“WHP”) announced on December 8, 2022.

“Against a backdrop of extremely challenging macroeconomic, consumer and competitive environments, we expect to deliver full year 2022 comparable sales and diluted loss per share within the ranges of our prior outlook,” said Tim Baxter, Chief Executive Officer. “Reduced spending in discretionary categories and an increased appetite for deep discounts continued into the fourth quarter which negatively impacted our business. Despite these headwinds, we remain confident in our ability to achieve our stated goal of long-term, profitable growth in the Express brand and are committed to returning to profitability in 2023.”

“We are on track to close our recently announced deal with WHP in January 2023. This mutually transformative, strategic partnership will advance our EXPRESSway Forward strategy, scale our Express brand, provide WHP access to a fully integrated, omnichannel operating platform, and accelerate the growth of our Company,” concluded Baxter.

Tim Baxter and Jason Judd, Chief Financial Officer, will participate in a fireside chat at the 2023 ICR Conference on Tuesday, January 10, 2023, at 4:00 p.m. Eastern Time. The fireside chat will be webcast live and available for replay and an investor presentation will be available at the Company’s Investor Relations website, www.express.com/investor.

About Express, Inc.
Express is a modern, multichannel apparel and accessories brand grounded in versatility, guided by its purpose - We Create Confidence. We Inspire Self-Expression. - and powered by a styling community. Launched in 1980 with the idea that style, quality and value should all be found in one place, Express has been a part of some of the most important and culture-defining fashion trends. The Express Edit design philosophy ensures that the brand is always ‘of the now’ so people can get dressed for every day and any occasion knowing that Express can help them look the way they want to look and feel the way they want to feel.

The Company operates over 550 retail and outlet stores in the United States and Puerto Rico, the express.com online store and the Express mobile app. Express, Inc. is comprised of the brands Express and UpWest, and is traded on the NYSE under the symbol EXPR. For more information, please visit www.express.com or www.upwest.com.
Forward-Looking Statements
Certain statements are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statement that does not directly relate to any historical or current fact and include, but are not limited to (1) guidance and expectations, including statements regarding expected operating margins, comparable sales, effective tax rates, interest income, net income, diluted earnings per share, cash tax refunds, liquidity, EBITDA, free cash flow, eCommerce demand, and capital expenditures, (2) statements regarding expected store openings, store closures, store conversions, and gross square footage, and (3) statements regarding the Company's strategy, plans, and initiatives, including, but not limited to, results expected from such strategy, plans, and initiatives. You can identify these forward-looking statements by the use of words in the future tense and statements accompanied by words such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “scheduled,” “estimates,” “anticipates,” “opportunity,” “leads” or the negative version of these words or other comparable words. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict, and significant contingencies, many of which are beyond the Company's control. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are (1) changes in consumer spending and general economic conditions; (2) the COVID-19 pandemic and its continued impact on our business operations, store traffic, employee availability, financial condition, liquidity and cash flow; (3) geopolitical risks, including impacts from the ongoing conflict between Russia and Ukraine and increased tensions between China and Taiwan; (4) our ability to operate our business efficiently, manage capital expenditures and costs, and obtain financing when required; (5) our ability to identify and respond to new and changing fashion trends, customer preferences, and other related factors; (6) fluctuations in our sales, results of operations, and cash levels on a seasonal basis and due to a variety of other factors, including our product offerings relative to customer demand, the mix of merchandise we sell, promotions, and inventory levels; (7) customer traffic at malls, shopping centers, and at our stores; (8) competition from other retailers; (9) our dependence on a strong brand image; (10) our ability to adapt to changing consumer behavior and develop and maintain a relevant and reliable omni-channel experience for our customers; (11) the failure or breach of information systems upon which we rely; (12) our ability to protect customer data from fraud and theft; (13) our dependence upon third parties to manufacture all of our merchandise; (14) changes in the cost of raw materials, labor, and freight; (15) supply chain or other business disruption, including as a result of the coronavirus; (16) our dependence upon key executive management; (17) our ability to execute our growth strategy, EXPRESSway Forward, including engaging our customers and acquiring new ones, executing with precision to accelerate sales and profitability, creating great product and reinvigorating our brand; (18) our substantial lease obligations; (19) our reliance on third parties to provide us with certain key services for our business; (20) impairment charges on long-lived assets; (21) claims made against us resulting in litigation or changes in laws and regulations applicable to our business; (22) our inability to protect our trademarks or other intellectual property rights which may preclude the use of our trademarks or other intellectual property around the world; (23) restrictions imposed on us under the terms of our asset-based loan facility, including restrictions on the ability to effect share repurchases; (24) changes in tax requirements, results of tax audits, and other factors that may cause fluctuations in our effective tax rate; (25) changes in tariff rates; (26) natural disasters, extreme weather, public health issues, including pandemics, fire, acts of terrorism or war and other events that cause business interruption, and (27) risks related to our partnership with WHP Global. These factors should not be construed as exhaustive and should be read in conjunction with the additional information concerning these and other factors in Express, Inc.'s filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, or otherwise, except as required by law.

Investor Contact
Greg Johnson
GJohnson@express.com
(614) 474-4890